UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2016

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning on September 16, 2016, Brocade Communications Systems, Inc. (“Brocade”) extended its existing change of control retention agreements (the “Agreements”) with each of its executive officers, including the following named executive officers:

•	Lloyd A. Carney, Chief Executive Officer;

•	Ken K. Cheng, Chief Technology Officer and Senior Vice President, Corporate Development and Emerging Business;

•	Gale E. England, Chief Operating Officer and Senior Vice President, Operations;

•	Daniel W. Fairfax, Senior Vice President and Chief Financial Officer; and

•	Jeffrey P. Lindholm, Senior Vice President, Worldwide Sales.
The Agreements, which were set to expire in October 2016, were extended until November 2, 2019, the anticipated last day of Brocade’s fiscal year 2019. The Agreements have not been amended in any other respect, nor have any changes been made to the benefits provided under the Agreements.
A copy of the Amendment to Amended and Restated Change of Control Retention Agreement for Lloyd Carney entered into between Brocade and Lloyd A. Carney is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The form of Amendment to Change of Control Retention Agreement entered into between Brocade and the other executive officers identified above is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Amendment to Amended and Restated Change of Control Retention Agreement for Lloyd Carney entered into between Brocade and Lloyd A. Carney
10.2
Form of Amendment to Change of Control Retention Agreement entered into between Brocade and Brocade’s executive officers other than the Chief Executive Officer (entered into with each of Ken K. Cheng, Gale E. England, Daniel W. Fairfax and Jeffrey P. Lindholm)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: September 22, 2016	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary